~~__________________________________________________________________________________________________________________________________________________________________________~~
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Realogy Holdings Corp.
(Name of Registrant as Specified In Its Charter)
___________________________
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________________________

(5)	Total fee paid:
_______________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_______________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
_______________________________________________________________________________________________

(3)	Filing Party:
_______________________________________________________________________________________________

(4)	Date Filed:
_______________________________________________________________________________________________
~~__________________________________________________________________________________________________________________________________________________________________________~~

Realogy Holdings Corp.
175 Park Avenue
Madison, NJ 07940
(973) 407-2000

________________
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2017
_________________

To our Stockholders:
This supplement to our Proxy Statement dated March 17, 2017 for the Annual Meeting of Stockholders to be held on May 3, 2017 is provided to you solely in order to update certain information regarding one of our directors, Matthew J. Espe, as set forth on page 24 of the Proxy Statement.
Specifically, Mr. Espe recently resigned as a director of Veritiv Corporation (having served from July 2016 to February 2017) and NCI Building Systems, Inc. (having served from November 2015 to February 2017). He resigned from these boards in light of his becoming Chief Executive Officer of Radial, an omnichannel commerce technology and operations provider. Mr. Espe continues to serve on the board of WESCO International, Inc. in addition to his service on our Board of Directors.
Except as provided in this supplement to our Proxy Statement, the information provided in the Proxy Statement continues to apply.

Dated: March 28, 2017